Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT:	Rusty LaForge
SVP, Director of Investor Relations
Guaranty Financial Group Inc.
(214) 360-1967
Guaranty Financial Group Inc. Announces Agreement to
Receive Capital Infusion from Robert Rowling
Austin, TX—(BUSINESS WIRE)—May 27, 2008—Guaranty Financial Group Inc. (NYSE: GFG) (“Guaranty”) and Robert Rowling, acting through TRT Financial Holdings, LLC (“Rowling”), have announced today that the two parties have entered into an Investment Agreement dated May 26, 2008 (the “Agreement”), pursuant to which Rowling has agreed to purchase approximately 7.4 million shares of Guaranty’s authorized but unissued shares of common stock at $5.17 per share for an aggregate purchase price of approximately $38.4 million. At March 31, 2008, Guaranty had 37.3 million shares of common stock issued and outstanding.
The Agreement also provides that, 120 days following the initial common stock purchase, Rowling shall purchase, and Guaranty shall sell, shares to be designated a series of Guaranty convertible preferred stock that is intended to result in Rowling owning 19.9% of Guaranty’s total outstanding common stock, assuming full conversion. Approval by Guaranty’s stockholders is required before the conversion feature of the convertible preferred stock can be exercised.
“We are very excited about Rowling’s investment in Guaranty,” stated Mr. Ken Dubuque, President and Chief Executive Officer of Guaranty. “Rowling, TRT Financial Holding’s Chairman, is a highly respected businessman in Texas and around the country. This investment and the previously announced rights offering will allow us to fortify our balance sheet and support long-term growth.”
The purchase is subject to approval by Guaranty’s primary federal banking regulator, the Office of Thrift Supervision, and other conditions. The parties expect to close the transaction on or before the close of business June 2, 2008. Guaranty has also previously announced a rights offering of common stock to its stockholders, and previously announced the close of business on June 2, 2008, or such later date as its registration statement relating to the proposed rights offering is declared effective by the Securities and Exchange Commission, as the record date for Guaranty’s proposed rights offering.
“Guaranty and its team are well known to us,” said Rowling, Chairman of TRT Financial and TRT Holdings, Inc. “TRT has done business with Guaranty for many years. We know the quality of their team, and we understand the tremendous value of their franchise. I am very excited about this transaction and I look forward to the opportunity to obtain additional shares of Guaranty’s common stock in connection with Guaranty’s previously announced rights offering.”

A registration statement relating to the securities offered in the rights offering has been filed with the Securities and Exchange Commission but has not yet become effective. The common stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
About TRT Financial Holdings, LLC, TRT Holdings, Inc. and Robert B. Rowling
TRT Financial Holdings, LLC is a privately-owned, Texas-based holding company formed for the purpose of investing in Guaranty Financial Group Inc. TRT Holdings, Inc. (“TRT Holdings”) is a privately-owned, diversified, Texas-based holding company with primary interests in hospitality, energy, fitness, and real estate. Rowling is chairman of both TRT Financial and TRT Holdings. TRT Holdings owns the Omni Hotel chain, with more than 40 luxury hotels located primarily in the US. In addition, TRT Holdings owns Gold’s Gym International, a franchisor and operator of more than 600 fitness centers in 25 countries. TRT Holdings is involved in oil and gas exploration through Tana Exploration Company and retail through Waldo’s, a chain of stores located throughout Mexico. TRT Holdings also holds and manages a substantial marketable securities portfolio, as well as investments in various commercial real estate ventures.
Rowling has lent his expertise to numerous boards and has also been recognized for his many achievements. He currently serves on The University of Texas System Board of Regents and the board of The University of Texas Investment Management Company, of which he is chairman. In 2003, Rowling was the recipient of the SMU Dedman Law School Distinguished Alumni Award and he was inducted into the Texas Business Hall of Fame. In 2005, he was inducted into both the University of Texas’ McCombs School of Business Hall of Fame and the All-American Wildcatters for his achievements in the oil & gas industry. Rowling and his wife reside in Dallas, Texas.
About Guaranty Financial Group Inc.
Guaranty Financial Group Inc. is the second largest publicly-traded financial institution holding company headquartered in Texas and one of the 50 largest publicly-traded financial institution holding companies based in the U.S. ranked by asset size. Guaranty Financial Group operates Guaranty Bank, which engages in consumer and business banking activities through a network of more than 150 banking centers in Texas and California. Guaranty Bank also provides financing to middle market companies, independent energy producers, and the real estate industry. Additionally, Guaranty Bank operates an insurance agency, Guaranty Insurance Services, Inc.
Some statements made in this news release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “likely,” “intent,” “may,” “plan,” “expect,” and similar expressions, including references to assumptions or our plans and goals. Readers should not place undue reliance on these forward- looking statements. These forward-looking statements involve risks and uncertainties. Guaranty’s actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to: general economic, market, or business conditions; demand for new housing; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; deposit attrition, customer loss, or revenue loss in the ordinary course of business; cost or difficulties related to becoming a stand-alone public company; the inability to realize elements of our strategic plans; changes in the interest rate environment that expand or reduce margins or adversely affect critical estimates and projected returns on investments; economic conditions affecting real estate values and oil and gas prices and changes in market and/or general economic conditions, either nationally or regionally, that are less favorable than expected; natural disasters in primary market areas that may result in prolonged business disruption or materially impair the value of collateral securing loans; assumptions and estimates underlying critical accounting policies, particularly allowance for credit losses, may prove to be materially incorrect or may not be borne out by subsequent events; current or future litigation, regulatory investigations, proceedings or inquiries; strategies to manage interest rate risk may yield results other than those anticipated; a significant change in the rate of inflation or deflation; changes in the securities markets; the ability to complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of our business following a merger, acquisition or divestiture; the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to our business and any related actions for indemnification made pursuant to the separation and distribution agreement between us and Temple-Inland Inc. Other risks are detailed in our Annual Report on Form 10-K for the year ended December 31, 2007, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, and other reports filed with the Securities and Exchange Commission. Readers may access our reports filed with the Securities and Exchange Commission at www.sec.gov. Guaranty disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.